UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

(651) 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective July 1, 2019, Cardiovascular Systems, Inc. (the “Company”) amended its Code of Ethics and Business Conduct (the “Code”). The Code was updated to discuss the Company’s mission and core values, more clearly communicate the Company’s expectations regarding ethical business conduct, and to improve language, appearance and style in order to enhance readers’ understanding of its provisions. The amended Code updates the language regarding various subject matters contained in the prior version of the Code and includes new provisions covering matters such as diversity and inclusion, workplace health and safety, workplace violence and substance abuse, using social media, international trade compliance, advancing human rights, and protecting the environment. The updated Code has been made available on the Company’s website at www.csi360.com on the “Corporate Governance - Ethics and Compliance” page in the “About CSI” section. The foregoing summary of the amended Code does not purport to be a complete description of such Code and is qualified in its entirety by reference to the full text of the amended Code.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 1, 2019

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary